Exhibit g (vii) under Form N-1A
                                                Exhibit 8 under Item 601/Reg.S-K
The Biltmore Funds changed their name to The Wachovia Funds - 7/31/97


                                                 CUSTODY AGREEMENT

        THIS AGREEMENT, is made effective as of March 9, 1992, by and between The Biltmore Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts and Wachovia Bank of North Carolina, N.A. a banking company organized under the laws of the State of North Carolina (the "Custodian").

                                                    WITNESSETH:

        WHEREAS, the Trust is an open-end management series investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Trust desires to retain the Custodian to serve as the Trust's custodian to its existing series: Biltmore U.S. Government Money Market Fund, Biltmore U.S. Treasury Money Market Fund, Biltmore Tax-Free Money Market Fund, and Biltmore Money Market Fund (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 3.22 being herein referred to as the "Funds") and the Custodian is willing to furnish such services;

        NOW THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian hereby agree as follows:


                                                     ARTICLE I

                                                CERTAIN DEFINITIONS

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        1.1 "Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Proper Instructions on behalf of the Funds and named in Exhibit B hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time. The Trust will provide the Custodian with authenticated specimen signatures of each Authorized Person.

        1.2 "Board of Trustees" means the Trustees from time to time serving under the Trust's Agreement and Amended and Restated Declaration of Trust, dated Feberuary 24, 1992, as from time to time amended.

        1.3 "Securities System" means a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O, the Depository Trust Company ("DTC"), Participants Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Funds) any other clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934 ("1934 Act"), which acts as a system for the central handling of Securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

        1.4 "Business Day" means any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of a Fund.

        1.5  "NASD" means The National Association of Securities Dealers, Inc.

        1.6 "Officer" means the Chairman, President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

        1.7 "Fund Custody Account" means any of the accounts in the name of the Trust, which are provided for in Section 3.2 below.

        1.8  "Proper Instructions" means:

               (i) a writing (including, without limitation, a facsimile transmission or tested telex) constituting a request, direction, instruction or certification signed or initiated by or on behalf of a Fund by one or more Authorized Persons or reasonably believed by the Custodian to have been signed by such Authorized Persons;

               (ii) a telephonic or other oral communication by one or more Authorized Persons or reasonably believed by the Custodian to have been communicated by such Authorized Persons; or

               (iii) communications transmitted electronically through the Institutional Delivery System (IDS), or any other similar electronic instruction system acceptable to Custodian and approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

The Trust shall cause all Proper Instructions in the form of oral communications to be promptly confirmed in writing, as specified in clause (i) of this paragraph. In the event that an oral communication is not so confirmed, or in the event that a written confirmation differs from the related oral communication, the Trust will hold the Custodian harmless and without liability for any claims or losses in connection with such oral communication. Proper Instructions may be in the form of standing instructions. In respect of trades reported on the Trust's behalf through DTC, instructions from DTC (whether in a DTC report or otherwise), shall be Proper Instructions.

        1.9 "Securities" include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities, other money market instruments or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

         1.10 "Shares" means, with respect to a Fund, the units of beneficial interest issued by the Trust on account of such Fund.


                                                    ARTICLE II

                                             APPOINTMENT OF CUSTODIAN

        2.1 Appointment. The Trust hereby constitutes and appoints the Custodian as custodian for the term and subject to the provisions of this Agreement.

        2.2 Acceptance. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.


                                                    ARTICLE III

                                          CUSTODY OF CASH AND SECURITIES

        3.1 Segregation. All Securities and non-cash property held by the Custodian for the account of a Fund, except Securities maintained in a Securities System pursuant to Section 3.6 herein, shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of another Fund) and shall be identified as subject to this Agreement.

        3.2 Fund Custody Accounts. As to each Fund, the Custodian shall open and maintain in its trust department a custody account or accounts in the name of the Trust coupled with the name of such Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

        3.3 Appointment of Sub-custodians. In its discretion, the Custodian may appoint, and at any time remove, any domestic bank or trust company, which has been approved by the Board of Trustees and is qualified to act as a custodian under the 1940 Act, as sub-custodian to hold Securities and cash of the Funds and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of the Custodian on behalf of its customers and subject only to its draft or order pursuant to the terms of this Agreement), provided, however, that the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of such Sub-custodian so employed than any such sub-custodian has to the Custodian.

        3.4 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this
Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

        3.5 Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the Custodian all of the Funds' Securities, cash and other assets, including (a) all payment of income, payments of principal and capital distributions received by the Funds with respect to such Securities, cash or other assets owned by the Funds at any time during the period of this Agreement, and (b) all cash received by the Funds for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

        3.6 Securities Systems. The Custodian may deposit and/or maintain Securities of the Funds in a Securities System, subject to the following provisions:

               (a) Prior to a deposit of Securities of the Funds in any Securities System, the Trust shall deliver to the Custodian a resolution of the Board of Trustees, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities System all Securities eligible for deposit therein and to make use of such Securities System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities. So long as such Securities System shall continue to be employed for the deposit of Securities of the Funds, the Trust shall annually re-adopt such resolution and deliver a copy thereof, certified by an Officer, to the Custodian.

               (b) Securities of the Funds kept in a Securities System shall be kept in an account ("Depository Account") of the Custodian in such Securities System which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

               (c) The records of the Custodian with respect to Securities of a Fund maintained in a Securities System shall, by book-entry, identify such Securities as belonging to such Fund.

               (d) If Securities purchased by a Fund are to be held in a Securities System, the Custodian shall pay for such Securities upon (i) receipt of advice from the Securities System that such Securities have been transferred to the Depository Account, and
               (ii) the making of any entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. If Securities sold by a Fund are held in a Securities System, the Custodian shall transfer such Securities upon (i) receipt of advice from the Securities System that payment for such Securities has been transferred to the Depository Account, and
               (ii) the making of an entry on the records of the custodian to reflect such transfer and payment for the account of such Fund.

               (e) Upon request, the Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Securities System in which Securities of the Funds are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Securities System.

               (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Trust for any loss or damage to a Fund resulting from the use by the Custodian of a Securities System, unless such loss or damage is caused by or results from the negligence or willful misconduct on the part of Custodian or its agents or any of its (or their) employees, provided, however, that in the event of any such loss or damage the Custodian shall take reasonable steps to enforce effectively such rights as it may have against the Securities System. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Securities System or any other person for any loss or damage to the Funds arising from the use of such Securities System, if and to the extent that the Funds have not been made whole for any such loss or damage.

        3.7 Collection of Income. Subject to the provisions of Section 3.15, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the custodian or its agent thereof and shall credit some income, as collected, to each Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The collection of income due the Funds on Securities loaned pursuant to the provisions of Section 3.9(j) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income of which each Fund is properly entitled.

        The Custodian shall promptly notify the Trust whenever income due on Securities is not collected in due course and will provide the Trust with monthly reports of the status of past due income. Except as set forth herein, the Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for a Fund if such Securities are in default or payment is not made after due demand or presentation.

        3.8  Disbursement of Moneys from Fund Custody Accounts.
Upon receipt of Proper Instructions, the Custodian shall disburse moneys from a Fund Custody Account but only in the following cases:

          (a) For the purchase of Securities for the Fund but only (i) in the case of Securities (other than options on Securities, futures contracts and options on future contracts), against the delivery to the Custodian (or any sub-custodian or agent appointed pursuant to Sections 3.3 and 3.4, respectively, above) of such Securities to be registered as provided in Section 3.15 below in proper form for transfer, or if the purchase of such Securities is effected through a Securities System, in accordance with the conditions set forth in Section 3.6 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such sub-custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such sub-custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in
               Section 3.15 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and any other party, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Securities System with such Securities;

        (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.9(f) below, of Securities owned by the Fund;

          (c) For the payment of any dividends or capital gain distributions declared by the Fund;

          (d)  In  payment  of the  redemption  price of Shares as  provided  in
               Section 5.1 below;

        (e) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; administration, investment management, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

        (f) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker- dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

        (g) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

        (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

        (i) For any other proper purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

        3.9  Delivery of Securities from Fund Custody Accounts.
Upon receipt of Proper Instructions, the Custodian shall release and delivery Securities from a Fund Custody Account but only in the following cases:

        (a) Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor;

        (b) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 3.6 above;

        (c) To an Offeror's depository agent in connection with tender or other similar offers for Securities of the Fund;

        (d) To the issuer thereof or its agent when such securities are called, redeemed, retired, or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

        (e) To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any sub- custodian or agent appointed pursuant to Sections 3.3 and 3.4, respectively, above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

        (f) To the broker selling Securities or its clearing agent, for examination in accordance with the "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

        (g) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, readjustment of the securities, reorganization or readjustment of the issuer of such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

        (h) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by a Fund;

        (i) In the case of warrants, rights or similar Securities, upon the exercise thereof, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

        (j) For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions; except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

        (k) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by such Fund, but only against receipt by the Custodian of the amounts borrowed;

        (l) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust or a Fund;

        (m) For delivery in accordance with the provisions of any agreement among the Trust on behalf of a Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

        (n) For delivery in accordance with the provisions of any agreement among the Trust on behalf of a Fund, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund; or

        (o) Upon receipt of instructions from the transfer agent for a Fund, for delivery to such transfer agent or to the holders of Shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase redemption;

        (p) For any other proper corporate purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

        3.10 Bank Accounts. The Custodian may open and maintain a separate bank account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each Fund, other than cash maintained in a joint repurchase account with other affiliated funds or by a particular Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by the vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian for the Fund and shall be withdrawable by the Custodian only in that capacity. If requested by the Trust, the Custodian shall furnish the Trust, not later than twenty (20) days after the last business day of each month, an internal reconciliation of the closing balance as of that day in all accounts described in this section to the balance shown on the daily cash report for that day rendered to the Trust.

        3.11 Payments for Shares. The Custodian shall make such arrangements with the transfer agent of each Fund, as will enable the Custodian to receive the cash consideration due to each Fund and will deposit into each Fund's Custody Account such payments as are received from the transfer agent. The Custodian will provide timely notification to the Trust and the transfer agent of any receipt by it of payments for Shares of the respective Fund.

        3.12 Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall make federal funds available to the Funds as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks, clearing house funds, and other non-federal funds received in payment for Shares of the Funds which are deposited into the Funds' Custody Accounts.

        3.13 Actions Not Requiring Proper Instructions. The Custodian may, in its discretion and without express authority from the Trust or any Fund:

        (a) Make payments to itself or others for minor expenses of handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;

     (b) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

     (c) Surrender interim receipts or Securities in temporary form for Securities in definitive form; and

        (d) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Fund.

        3.14 Ownership Certificates for Tax Purposes. The Custodian shall execute any necessary declarations certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Trust at such time, in such manner and containing such information as is prescribed by the IRS.

        3.15 Registration and Transfer of Securities. All Securities held for a Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Securities System if eligible therefor. All other Securities held for a Fund may be registered in the name of such Fund, the Custodian, or any sub- custodian or agent appointed pursuant to Sections 3.3 and 3.4, respectively, above, or in the name of any nominee of any of them, or in the name of a Securities System or any nominee thereof. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Securities System, any Securities registered in the name of a Fund.

        3.16 Records. The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

        3.17 Fund Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement by Fund and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement, by Fund, of the Securities and moneys held for the Funds under this Agreement.

        3.18 Other Reports by Custodian. The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants for each Fund on the accounting system, internal accounting control and procedures for safeguarding securities, future contracts and options on future contracts including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian for the Fund under this Agreement; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

        3.19 Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of a Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the trust such proxies, all proxy soliciting materials and all notices to such Securities.

        3.20 Information on Corporate Actions. Subject to the provisions of
Section 3.15, the Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust, on behalf of a Fund and the maturity of futures contracts purchased or sold by the Trust on behalf of a
Fund) received by the Custodian from issuers of the Securities being held for the Funds. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from the issuers of the Securities whose tender or exchange offer is sought from the party (or his agents) making the tender offer. If the Trust on behalf of a Fund desires to take action with respect to any tender offer, exchange offer, or any other similar transaction, the Trust shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

        3.22 Additional Series. In the event that the Trust establishes one or more series in addition to and with respect to which it desires to have the Custodian render services as Custodian under the terms set forth in this Agreement, it shall so notify the Custodian in writing, and if the Custodian shall agree in writing to provide such services, such series shall become a Fund hereunder, subject to such fees as the parties may agree.

                                                    ARTICLE IV

                                   PURCHASE AND SALE OF INVESTMENTS OF THE FUND

        4.1 Purchase of Securities. Promptly upon each purchase of Securities for a Fund, Proper Instructions shall be delivered to the Custodian, specifying
(a) the Fund for which the purchase was made, (b) the name of the issuer or writer of such Securities, and the title or other description thereof, (c) the number of shares, principal amount (and accrued interest if any) or other units purchased, (d) the date of purchase and settlement, (e) the purchase price per unit, (f) the total amount payable upon such purchase, and (g) the name of the person to whom such amount is payable. The Custodian shall, upon receipt of such Securities purchased by a Fund, pay out of the moneys held for the Fund in the relevant Fund Custody Account the total amount specified in such Proper Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Fund, if in the relevant Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

        4.2 Liability for Payment in Advance of Receipt of Securities Purchased. Except as provided in this Agreement, in any and every case where payment for the purchase of Securities for a Fund is made by the Custodian in advance of receipt of the securities purchased but in the absence of Proper Instructions to so pay in advance, the Custodian shall be liable to the Trust, on behalf of the Fund, for such Securities to the same extent as if the Securities had been received by the Custodian.

        4.3 Sale of Securities. Promptly upon each sale of Securities by a Fund, Proper Instructions shall be delivered to the Custodian, specifying (a) the Fund for which the sale was made, (b) the name of the issuer or writer of such Securities, and the title or other description thereof, (c) the number of shares, principal amount (and accrued interest, if any), or other units sold,
(d) the date of sale and settlement (e) the sale price per unit, (f) the total amount payable upon such sale, and (g) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Proper Instructions, the Custodian shall deliver such Securities to the person specified in such Proper Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

        4.4 Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the relevant Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and
(iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit a Fund to use funds so credited to its Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

        4.5 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Fund's transactions in its Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                                     ARTICLE V

                                             REDEMPTION OF FUND SHARES

        5.1 Transfer of Funds. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of a Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such Proper Instructions.

        5.2 No Duty Regarding Paying Banks. The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 5.1 above of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.


                                                    ARTICLE VI

                                                SEGREGATED ACCOUNTS

        Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

        (a) in accordance with the provisions of any agreement among the Trust on behalf of a Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Fund,

        (b) for purposes of segregating cash or Securities in connection with securities options purchased or written by the Trust, on behalf of a Fund or in connection with financial futures contracts (or options thereon) purchased or sold by a Fund,

          (c) which constitute collateral for loans of Securities made by a Fund,

        (d) for purposes of compliance by the Funds with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements, and when-issued, delayed delivery and firm commitment transactions, and other similar transactions, and

        (e) for other proper corporate purposes, but only upon receipt of, in addition of Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose of purposes of such segregated account and declaring such purposes to be proper corporate purposes.

        Each segregated account established under this Article VI shall be established and maintained for a single Fund only. All Proper Instructions relating to a segregated account shall specify the Fund involved.


                                                    ARTICLE VII

                                             CONCERNING THE CUSTODIAN

        7.1 Standard of Care. The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Agreement. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Subject to the limitations set forth in this Agreement, the Custodian shall be kept indemnified by the Trust and be without liability for any action taken or omitted to be taken by it in carrying out the terms and provisions of this Agreement in accordance with the above standards.

        7.2 No Responsibility for Title. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received for delivered by it pursuant to this Agreement.

        7.3 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Proper Instructions actually received by it pursuant to this Agreement.

        7.4 Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

        7.5 Co-operation. The Custodian shall cooperate with and supply necessary information, by Fund, to the entity or entities appointed by the Trust to keep the books of account of the Funds and/or compute the value of the assets of the Funds. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust's report on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Trust of any other requirements of the SEC.


                                                   ARTICLE VIII
                                                  INDEMNIFICATION

        8.1 Indemnification. The Trust shall indemnify and hold harmless the Custodian, any sub-custodian appointed pursuant to Section 3.3 above, or any agent, and any nominee of the Custodian or of such sub-custodian from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such sub-custodian (i) at the request or direction of or in reliance on the advice of the Trust, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a sub-custodian appointed pursuant to Section 3.3 above or, in the case of any such sub-custodian, from the performance of its obligations under such sub-custody agreement, provided that neither the Custodian nor any such sub-custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such sub-custodian's failure to act in accordance with the standard of reasonable care set forth in Section 7.1.

        8.2 Indemnity to be Provided. If the Trust requests the Custodian to take any action with respect to Securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

        8.3 Security. If the Custodian advances cash or Securities to a Fund for any purpose, either at the Trust's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any loss, damage, cost expense (including attorneys' fees and disbursements), liability or claim (except such as may arise from its or its nominee's negligence, bad faith and willful misconduct), then, in any such event, any property at any time held for the account of such Fund shall be security therefor, and should such Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Fund and to dispose of other assets of such Fund to the extent necessary to obtain reimbursement or indemnification.


                                                    ARTICLE IX

                                           EFFECTIVE PERIOD; TERMINATION

        9.1 Effective Period. This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided.

        9.2 Termination. Either party hereto may terminate this Agreement, with respect to one or more Funds, by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety
(90) days after the date of the giving of such notice. The notice shall specify the Funds to which the termination relates ("Terminated Funds"). If a successor custodian for one or more Terminated Funds shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Securities System) and cash then owned by the Terminated Funds and held by the Custodian as custodian, and (b) transfer any Securities held in a Securities System to an account of or for the benefit of the Funds at the successor custodian, provided that the Trust on behalf of the Terminated Funds shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement with respect to the Terminated Funds. The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities in the State of North Carolina or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

        9.3 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Trust on or before the date of termination specified pursuant to Section 9.2 above, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which is (a) a "Bank" as defined in the 1940 Act, (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, and (c) is doing business in New York, New York, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the identified Funds at such bank or trust company all Securities of the Funds held in a Securities System. Upon such delivery and transfer, such bank or trust company shall be the successor custodian for the Terminated Funds under this Agreement and the Custodian shall be relieved of all obligations with respect to such Funds under this Agreement. If, after reasonable inquiry, Custodian cannot find a successor custodian as contemplated in this Section 9.3, then Custodian shall have the right to deliver to the Trust all Securities and cash of the Terminated Funds and to transfer any Securities held in a Securities System to an account of or for the Trust. Thereafter, the Trust shall be deemed to be its own custodian with respect to the Securities, cash and other assets of the Terminated Funds and the Custodian shall be relieved of all obligations under this Agreement.

        9.4 Continuing Obligations. Nothing contained in this Article IX shall be construed to excuse the Trust from payment of all charges due and payable to the Custodian. The provisions of section 13.2, "References to Custodian",
Article VII, "Concerning the Custodian" and Article VIII, "Indemnification" shall survive the termination or expiration of this Agreement for any reason.


                                                     ARTICLE X

                                             COMPENSATION OF CUSTODIAN

        The Custodian shall be entitled to compensation as agreed upon from time to time by the Trust and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Funds are set forth in Exhibit C attached hereto.


                                                    ARTICLE XI

                                              LIMITATION OF LIABILITY

        It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Amended and Restated Declaration of Trust, dated February 24, 1992, as from time to time amended. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the above-mentioned Agreement and Declaration of Trust.

                                                    ARTICLE XII

                                                      NOTICES

        Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to The receipt at the address set forth after its name herein below:

                      To the Trust:

                      The Biltmore Funds
                      Federated Investors Tower
                      Pittsburgh, PA  15222-3779
                      Attention:  Secretary

                      To the Custodian:

                      Wachovia Bank of North Carolina, N.A.
                      301 North Main Street
                      Winston-Salem, NC  27150
                      Attn:  Robert S. Kniejski
                      Telephone:  919/770-6172
                      Facsimile:  919/770-5758

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XII. Writing shall include transmission by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.


                                  ARTICLE XIII

                                  MISCELLANEOUS

        13.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

        13.2 References to Custodian. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for a Fund and such other printed matter as merely identifies Custodian as custodian for a Fund. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

        13.3 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

        13.4 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

        13.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

        13.6 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

        13.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

        13.8 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed an delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

ATTEST:                                              The Biltmore Funds


/s/ Peter J. Germain                                 By:/s/ John W. McGonigle
                                   Secretary                President


ATTEST:                                              Wachovia Bank of
                              North Carolina, N.A.


/s/ James G. Vanderberry                             By:_/s/  James Ferguson
                                   Secretary                 Vice President

Superseded by Amendment to Exhibit D dated 6/12/92

                                                     EXHIBIT A
                                                      to the
                                                 Custody Agreement

                                                The Biltmore Funds

                                                       FUNDS

The Biltmore Funds (the "Trust") consists of the following portfolios (the "Funds") effective as of the dates set forth below:


Biltmore U.S. Government Money Market Fund          March 9, 1992
Biltmore U.S. Treasury Money Market Fund            March 9, 1992
Biltmore Tax-Free Money Market Fund                 March 9, 1992
Biltmore Money Market Fund                          March 9, 1992
Biltmore Prime Cash Management Fund                 June 11, 1992

                                    EXHIBIT B
                                     to the
                                CUSTODY AGREEMENT
                               THE BILTMORE FUNDS
                           Biltmore Money Market Fund
                     Institutional Shares/Investment Shares
                       Biltmore Prime Cash Management Fund
                                Insitional Shares
                       Biltmore Tax-Free Money Market Fund
                     Institutional Shares/Investment Shares
                   Biltmore U.S. Government Money Market Fund
                     Institutional Shares/Investment Shares
                    Biltmore U.S. Treasury Money Market Fund
                               Institional Shares
                                  the ("Trust")

        I, H. Veron Winters, an Officer of Wachovia Investment Management, hereby request that the following individuals be authorized to give proper instructions to the Custodian of the Trust.

                                                     /s/ H. Vernon Winters
                                H. Vernon Winters
                                                     Chief Investment Officer

        Name, Title
H. Vernon Winters,                          Signature: /s/ H. Veron Winters
Senior Vice President;
Group Executive Manager;
Chief Investment Officer of
Wachovia Investment Management

Michael J. Tierney,                         Signature: /s/ Michael J. Tierney
Senior Vice President;
Manager of Trust Investments

Samuel M. Gibbs II,                         Signature: /s/ Samuel M. Gibbs, II
Senior Vice President;
Senior Portfolio Manager;
and Manager of Fixed-Income
Portfolio Management

Patti J. Kiser,                             Signature: /s/ Patti J. Kiser
Assistant Vice President;
Portfolio Manager Short-Term
Investments

R. Emery Pike,                              Signature: /s/ R. Emery Pike
Vice President;
Portfolio Manager

Michael Holt,                               Signature: /s/ Michael Holt
Vice President; Portfolio
Manager Tax-Free Securities

H. Frederick Nelson,                        Signature: /s/ H. Frederick Nelson
Vice President;
Portfolio Manager

Doris M. Styron,                            Signature: /s/ Doris M. Styron
Assistant Vice President

                                                     EXHIBIT C
                                                      to the
                                                 Custody Agreement

                                                The Biltmore Funds

                                                   COMPENSATION

For the services to be provided to the Trust pursuant to the Custody Agreement, the Trust share pay the custodian an annual fee calculated based upon the average daily net assets of each series and payable monthly as follows:

                $0 to $250 million                          - 2.0 b.p.
                $250 million to 500 million                  - 1.5 b.p.
                Over $500 million                            - 1.0 b.p.


Transaction Fees

                $12.00 DTC Transaction
                 12.00 Federal Reserve Book Entry Transaction
                 25.00 Physical Transaction, Non-Fed/Non-DTC
                         Transaction
                 10.00 Wire Transfers


Out of pocket expenses including telephone, legal, postage and insurance, telex, telecopier, supplies, stationery and forms.

Superseded by Amendment to Exhibit A dated 12/4/97

                                              EXHIBIT D
                                               to the
                                          Custody Agreement

                                         The Biltmore Funds

                                                FUNDS

The Biltmore Funds (the "Trust") consists of the following portfolios (the "Funds") effective as of the dates set forth below:

Biltmore U.S. Government Money Market Fund  March 9, 1992
Biltmore U.S. Treasury Money Market Fund             March 9, 1992
Biltmore Tax-Free Money Market Fund                  March 9, 1992
Biltmore Money Market Fund                           March 9, 1992
Biltmore Prime Cash Management Fund                  June 12, 1992

                                    EXHIBIT E
                                     to the
                                Custody Agreement

                         Biltmore Emerging Markets Fund

                                  COMPENSATION

For the services to be provided to the Biltmore Emerging Markets Fund (the "Fund") pursuant to the Custody Agreement, the Trust shall pay the custodian an annual fee calculated based upon the average daily net assets of each series and payable monthly as follows:

                  $0 to $250 million                             - 5.0 b.p.
                  $250 million to 500 million                    - 3.0 b.p.
                  Over $500 million                              - 1.0 b.p.

Transaction Fees

                  $12.00    DTC Transaction
                    12.00   Federal Reserve Book Entry Transaction
                    25.00   Physical Transaction, Non-Fed/Non-DTC Transaction
                    10.00   Wire Transfers

Out-of-pocket expenses including telephone, legal, postage and insurance, telex, telecopier, supplies, stationery and forms.

Superseded by Amendment to Exhibit A dated3/4/98

                                  Amendment to
                                    EXHIBIT A
                                     to the
                                Custody Agreement

                               The Wachovia Funds



The Wachovia Funds (the "Trust") consists of the following portfolio(s) (the "Funds") effective as of the dates set forth below:


        Wachovia U.S. Government Money Market Fund      March 9, 1992
        Wachovia U.S. Treasury Money Marekt Fund        March 9, 1992
        Wachovia Tax-Free Money Market Fund             March 9, 1992
        Wachovia Money Market Fund                      March 9, 1992
        Wachovia Prime Cash Management Fund             June 11, 1992
        Wachovia Balanced Fund                          April 3, 1993
        Wachovia Equity Fund                            April 3, 1993
        Wachovia Equity Index Fund                      April 3, 1993
        Wachovia Fixed Income Fund                      April 3, 1993
        Wachovia Short-Term Fixed Income Fund           April 3, 1993
        Wachovia Special Values Fund                    April 3, 1993
        Wachovia Quantitative Equity Fund               December 9, 1993
        Wachovia Emerging Markets Fund                  December 10, 1994
        Wachovia Growth & Income Fund                   December 4, 1997


As revised:  December 4, 1997

Superseded by Amendment to Exhibit A dated 7/1/99

                                  Amendment to
                                    EXHIBIT A
                                     to the
                                Custody Agreement

                               The Wachovia Funds



The Wachovia Funds (the "Trust") consists of the following portfolio(s) (the "Funds") effective as of the dates set forth below:


        Wachovia U.S. Government Money Market Fund      March 9, 1992
        Wachovia U.S. Treasury Money Marekt Fund        March 9, 1992
        Wachovia Tax-Free Money Market Fund             March 9, 1992
        Wachovia Money Market Fund                      March 9, 1992
        Wachovia Prime Cash Management Fund             June 11, 1992
        Wachovia Balanced Fund                          April 3, 1993
        Wachovia Equity Fund                            April 3, 1993
        Wachovia Equity Index Fund                      April 3, 1993
        Wachovia Fixed Income Fund                      April 3, 1993
        Wachovia Short-Term Fixed Income Fund           April 3, 1993
        Wachovia Special Values Fund                    April 3, 1993
        Wachovia Quantitative Equity Fund               December 9, 1993
        Wachovia Emerging Markets Fund                  December 10, 1994
        Wachovia Growth & Income Fund                   December 4, 1997
        Wachovia Intermediate Fixed Income Fund         March 4, 1998


As revised:  March 4, 1998

                                  Amendment to
                                    EXHIBIT A
                                     to the
                                Custody Agreement

                               The Wachovia Funds



The Wachovia Funds (the "Trust") consists of the following portfolio(s) (the "Funds") effective as of the dates set forth below:


        Wachovia U.S. Government Money Market Fund          March 9, 1992
        Wachovia U.S. Treasury Money Market Fund            March 9, 1992
        Wachovia Tax-Free Money Market Fund                 March 9, 1992
        Wachovia Money Market Fund                          March 9, 1992
        Wachovia Prime Cash Management Fund                 June 11, 1992
        Wachovia Balanced Fund                              April 3, 1993
        Wachovia Equity Fund                                April 3, 1993
        Wachovia Equity Index Fund                          April 3, 1993
        Wachovia Fixed Income Fund                          April 3, 1993
        Wachovia Short-Term Fixed Income Fund               April 3, 1993
        Wachovia Special Values Fund                        April 3, 1993
        Wachovia Quantitative Equity Fund                   December 9, 1993
        Wachovia Emerging Markets Fund                      December 10, 1994
        Wachovia Growth & Income Fund                       December 4, 1997
        Wachovia Intermediate Fixed Income Fund             March 4, 1998
        Wachovia Executive Equity Fund                      June 3, 1999
        Wachovia Executive Fixed Income Fund                June 3, 1999
        Wachovia Personal Equity Fund                       July 1, 1999

As revised:  July 1, 1999